UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of Earliest Event Reported)
May 13, 2009
General Growth Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)
(312) 960-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 13, 2009, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) authorized General Growth Properties, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) to enter into a Senior Secured Debtor in Possession Credit, Security and Guaranty Agreement among the Company, as co-borrower, GGP Limited Partnership, as co-borrower, certain of their subsidiaries, as guarantors, UBS AG, Stamford Branch, as agent (the “DIP Agent”), and the lenders party thereto (the “DIP Credit Agreement”). A copy of the press release dated May 13, 2009, announcing the court approval of the DIP Credit Agreement, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The DIP Credit Agreement provides for an aggregate commitment of $400 million (the “DIP Term Loan”), which will be used to refinance certain pre-petition secured indebtedness and provide additional liquidity to the Debtors during the pendency of their Chapter 11 cases. The DIP Credit Agreement provides that principal outstanding on the proposed DIP Term Loan will bear interest at an annual rate equal to LIBOR (subject to a minimum LIBOR floor of 1.5%) plus 12%.
Subject to certain conditions precedent, the Company will have the right to elect to repay all or a portion of the outstanding principal amount of the DIP Term Loan, plus accrued and unpaid interest thereon and all exit fees at maturity by issuing (i) common stock of the Company to the lenders (the “Equity Conversion”) or (ii) debt to the lenders, which would be issued for a three-year term, prepayable at any time without penalty or premium, and otherwise on terms substantially similar to those of the proposed DIP Term Loan. Any Equity Conversion will be limited to the lenders’ receipt of Company common stock equaling no more than (1) 8.0% of the Company common stock distributed in connection with the Debtors’ plan of reorganization, as confirmed by the Bankruptcy Court (the “Plan of Reorganization”), on a fully-diluted basis, or (2) 9.9% of the Company common stock actually distributed in connection with the Plan of Reorganization on the effective date of such plan, without giving effect to common stock held back for the payment of contingencies.
The DIP Credit Agreement contains customary covenants, representations and warranties, and events of default.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 13, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.
	By:	/s/ Thomas H. Nolan, Jr.
Thomas H. Nolan, Jr.
Date: May 13, 2009		President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Name

99.1	Press release dated May 13, 2009.